Exhibit 99.1

Financial Strategies Acquisition Corp. Announces Extension of Termination Date and Additional Contribution to Trust Account to Extend Termination Date

Dallas, TX, December 13, 2022 — Financial Strategies Acquisition Corp. (NASDAQ: FXCO, the “Company”), a special purpose acquisition company, announced today that at a special meeting of its stockholders held on December 9, 2022, the Company’s stockholders voted in favor of a proposal to amend its amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) to extend the date (the “Termination Date”) by which the Company must consummate an initial business combination from December 14, 2022 to January 14, 2023 (the “Charter Extension Date”), and to allow the Company, without another stockholder vote, to elect to extend the Termination Date on a monthly basis for up to 11 times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by one or both of FSC Sponsor LLC and Celtic Sponsor VII LLC, the Company’s co-sponsors (the “Co-Sponsors”), subject to the deposit by one or both of the Co-Sponsors or one or more of their respective affiliates, members or third-party designees of the lesser of (a) $50,000 and (b) $0.05 for each share of the Company’s Class A common stock not redeemed in connection with the special meeting per monthly extension into the Company’s trust account (the “Trust Account”). At the special meeting, the Company’s stockholders also voted in favor of a proposal to effect a corresponding amendment to the Investment Management Trust Agreement, by and among the Company and Continental Stock Transfer & Trust Co., to extend the Termination Date.

Prior to the special meeting, the Company committed that notwithstanding the requirement to only pay $0.05 per share if the aggregate amount of such payment would be less than $50,000, it (i) would only effect such amendment upon the deposit of $50,000 into the Trust Account and (ii) would not elect any subsequent one-month extension of the Termination Date under such amendment unless $50,000 is deposited into the Trust Account for each such extension.

In connection therewith, on December 9, 2022, the Company issued an unsecured promissory note to Temmelig Investor LLC (the “Lender”), an affiliate of the Co-Sponsors, with a principal amount equal to $600,000. The promissory note bears no interest and is convertible at the option of the Lender upon the consummation of an initial business combination into private units of the Company (each, a “Private Unit”), each Private Unit consisting of one share of the Company’s Class A common stock, one warrant to purchase one share of the Company’s Class A common stock and one right to receive one-tenth of one share of the Company’s Class A common stock upon the consummation of an initial business combination, at a conversion price of $10.00 per Private Unit. Such Private Units will be identical to the private placement units issued to the Co-Sponsors at the time of the Company’s initial public offering.

On December 9, 2022, the Co-Sponsors notified the Company of their intent to extend the Termination Date and the Lender deposited into the Trust Account an aggregate of $50,000 (representing approximately $0.081 per share of Class A common stock issued in the Company’s initial public offering that has not been redeemed), in connection with the amendment of the Company’s Certificate of incorporation and the extension of the period of time the Company has to complete an initial business combination for an additional one (1) month period, from December 14, 2022 to the Charter Extension Date. The purpose of the extension is to provide time for the Company to complete an initial business combination.

About Financial Strategies Acquisition Corp.

Financial Strategies Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including statements about the successful consummation of the Company’s initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from those contemplated by the forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and other reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Financial Strategies Acquisition Corp.

Timo Vainionpää

(972) 560-4815